FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-167764 and No. 333-167764-02
February 7, 2012

MSC 2012-C4

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-167764) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final offering document.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein.  This is not a research report and was not prepared by the research departments of Morgan Stanley or BofA Merrill Lynch.  It was prepared by sales, trading, banking or other non-research personnel of Morgan Stanley or BofA Merrill Lynch.  This material is not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS/Kroll):	NR / NR / NR			Property Address:	194 Buckland Hills Drive, Manchester CT 06042
Original Balance:	$130,000,000			General Property Type:	Retail
Cut-off Date Balance:	$130,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	10.8%			Net Rentable Area(1):	535,223 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$243 per SF
Borrower Name(s):	TBD			Balloon/ARD Balance Per Unit/SF:	$201 per SF
Sponsor:	General Growth Properties, Inc.			Year Built / Year Renovated:	1990 / 2003
Mortgage Rate:	5.190%			Title Vesting:	Fee
Note Date:	3/1/2012			Property Manager:	General Growth Properties, Inc.
First Payment Date:	4/6/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/6/2022			UW Revenues:	$22,018,933
IO Period:	NAP			UW Expenses:	$9,216,384
Original Term to Maturity or ARD:	120 months			UW NOI:	$12,802,549
Seasoning:	0 months			UW NCF:	$12,311,549
Original Amortization Term:	360 months			UW NOI DSCR:	1.50x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.44x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (24); DEF (93); O (4)			UW NCF Debt Yield:	9.5%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$13,919,053 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$14,216,651 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$14,825,636 (12/31/2009)
Reserves				Appraised Value:	$185,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/6/2012
Tax Reserves:	TBD	TBD	NAP	Cut-off Date LTV Ratio:	70.0%
Insurance Reserves:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	58.1%
Replacement Reserves:	TBD	TBD	TBD	Occupancy Rate (As of):	86.9% (11/30/2011)
TI/LC Reserves:	TBD	TBD	TBD	2nd Most Recent Occupancy (As of):	89.0% (12/31/2010)
Other Reserves:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	90.0% (12/31/2009)

(1)	The Net Rentable Area includes improvements owned by the borrower and excludes the four anchor stores, totaling 512,611 sq. ft., which are tenant-owned.

The Shoppes at Buckland Hills Property, which was constructed in 1990 and renovated in 2003, represents a portion of a 1,047,834 regional mall anchored by Macy’s, Sears, JC Penney and Macy’s Men’s and Home. These four anchors, which total 512,611 sq. ft., are tenant-owned and not part of the mortgaged property. Major tenants at the mortgaged property occupy a total of 142,764 sq. ft. and include Dick’s Sporting Goods, Barnes and Noble, H&M, Victoria Secret and Forever 21. The mortgaged property also includes 258,242 sq. ft. of leased in-line and food court space, 63,927 sq. ft. of outparcel space, 426 sq. ft. of kiosk space and 69,864 sq. ft. of vacancy. For 2011, comparable in-line stores, totaling 198,259 sq. ft., reported average sales of $378 per sq. ft. and an average occupancy cost of 16.1%.

The mortgaged property is located in Manchester, Connecticut, approximately 10 miles northeast of Hartford. Estimated population within a 5-mile radius is approximately 124,441 and 440,263 within ten miles. Trade area population is estimated at 544,293, with a median household income of $60,121.  Other  major shopping malls in the metropolitan area include Westfarms Mall in Farmington, CT, which is 20 miles from the mortgaged property and 93% occupied; Enfield Square in Enfield, CT, which is 21 miles from the mortgaged property and 83% occupied; and Westfield – Meriden in Meriden, CT, which is 27 miles from the mortgaged property and 85% occupied.

The mortgage loan sponsor is General Growth Properties, Inc. (NYSE: GGP). GGP is one of the largest super regional shopping center owners. As of June 30, 2011, GGP had ownership and management interest in 166 regional and super regional shopping malls in 43 states. The company portfolio totals approximately 169 million sq. ft. of space. GGP and 166 of its subsidiaries filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November 2010.

© 2012 Morgan Stanley

MSC 2012-C4

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Annualized Underwritten Base Rent ($)(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration(4)	2011YE Sales PSF	UW Occupancy Cost as % of Sales
Non-Collateral Anchors
Macy’s	BBB- / Baa3 / BBB-	144,650	NAP	$36,162	0%	$0.25	12/31/2040	$287(5)	-
Sears	CCC / B3 / CCC+	141,467	NAP	$63,660	0%	$0.45	12/31/2040	$200(5)	-
JC Penney	BBB- / Ba1 / BB+	123,807	NAP	$55,713	0%	$0.45	12/31/2040	$121(5)	-
Macy’s Men’s and Home	BBB- / Baa3 / BBB-	102,687	NAP	$46,209	0%	$0.45	12/31/2040	$314(5)	-
Subtotal / Wtd. Avg.		512,611		$201,745	1%	$0.39

Major Tenants
Dick’s Sporting Goods	NR / NR / NR	80,000	15%	$1,560,000	8%	$19.50	1/31/2017	$149	13.1%
Barnes and Noble	NR / NR / NR	24,836	5%	$481,250	3%	$19.38	1/31/2014	$262	7.4%
H&M	NR / NR / NR	14,298	3%	$426,264	2%	$29.81	1/31/2014	$168	16.7%
Victoria’s Secret	BB+/Ba2/BB+	13,158	3%	$750,892	4%	$57.07	1/31/2013	$498	10.6%
Forever 21	NR / NR / NR	10,472	2%	$492,159	3%	$47.00	1/31/2018	$321	13.6%
Subtotal / Wtd. Avg.		142,764	27%	$3,710,566	20%	$25.99		$215	11.7%

Other Tenants		322,595	60%	$15,364,910	80%	$47.63	Various
Vacant Space		69,864	13%	$0	0%	$0.00	NAP
Total / Wtd. Avg.		1,047,834	100%	$19,277,220	100%	$19.71

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	% of NRSF is based on collateral stores. No calculations are made for the four non-collateral anchors.

(3)	Non-collateral anchor Annualized Underwritten Base Rent represents CAM payments to the borrower. The tenants own their stores.

(4)	Non-collateral anchor Lease Expiration dates represent REA expiration dates. The tenants own their stores.

(5)	Non-collateral anchor stores do not report sales. The 2011 YE Sales PSF are borrower estimates. The tenants own their stores.

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 2 – Ty Warner Hotel & Resorts Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:			BANA/MSMCH	Single Asset/ Portfolio:	Portfolio
Credit Assessment (Moody’s/DBRS/Kroll):			Baa1 / BBB (low) / BBB	Property Location(2):	Various
Original Balance:			$100,000,000	General Property Type:	Hospitality
Cut-off Date Balance:			$99,751,201	Detailed Property Type:	Full Service
% of Initial Pool Balance:			TBD	Number of Units/SF:	319 Rooms
Loan Purpose:			Refinance	Cut-off Date Balance Per Unit/SF:	$312,700 per Room
Borrower Name(s):			Various	Balloon/ARD Balance Per Unit/SF:	$295,946 per Room
Sponsor:			H. Ty Warner	Year Built / Year Renovated(2):	Various
Mortgage Rate:			6.600%	Title Vesting:	Fee
Note Date:			11/29/2011	Property Manager(3):	Various
First Payment Date:			1/1/2012
Anticipated Repayment Date:			NAP
Maturity Date:			12/1/2016	Underwriting and Financial Information
IO Period:			None	UW Revenues:	$102,892,300
Original Term to Maturity or ARD:			60 months	UW Expenses:	$78,171,847
Seasoning:			3 months	UW NOI:	$24,720,453
Original Amortization Term:			360 months	UW NCF:	$20,604,761
Loan Amortization Type:			Amortizing	UW NOI DSCR:	3.23x
Interest Accrual Basis:			Actual/360	UW NCF DSCR:	2.69x
Prepayment Provisions:			LO (27); DEF (29); O (4)	UW NOI Debt Yield:	24.8%
Lockbox / Cash Management:			Hard / Springing	UW NCF Debt Yield:	20.7%
Pari Passu Mortgage Debt:			None	UW NCF Debt Yield at Maturity:	21.8%
Subordinate Mortgage Debt:			None	Most Recent NOI (As of):	$24,720,453 (TTM 11/30/2011)
Mezzanine Debt:			$80,000,000	Second Most Recent NOI (As of):	$18,983,800 (12/31/2010)
				Third Most Recent NOI (As of):	$10,272,600 (12/31/2009)
Reserves				Appraised Value:	$459,300,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/3/2011 - 7/8/2011
Tax Reserves:	$0	Springing	NAP	Cut-off Date LTV Ratio:	21.7%
Insurance Reserves:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	20.6%
Replacement Reserves:	$0	Springing	NAP	Occupancy Rate (As of):	73.9% (11/30/2011)
TI/LC Reserves:	NAP	NAP	NAP	2nd Most Recent Occupancy (As of):	68.1% (12/31/2010)
Other Reserves(1):	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	54.4% (12/31/2009)

(1)	The Ty Warner Hotel & Resorts Portfolio Borrower also has a springing requirement to escrow for condominium common charge reserves and excess cash reserves.

(2)	See table below.

(3)	The property managers are Four Seasons Limited, Ty Warner Hotels & Resorts, LLC, and Rosewood Hotels and Resorts International, Inc.

The Ty Warner Hotel & Resorts Portfolio Properties consists of 319 rooms across three world-class, luxury hotels located in southern California and Mexico known as the Four Seasons Resort “The Biltmore” Santa Barbara, Las Ventanas al Paraiso and San Ysidro Ranch (each a “Property” and, collectively, the “Properties”).

The Four Seasons Resort “The Biltmore” Santa Barbara is a historic, luxury resort with 180 rooms and 27 suites and cottages built on 18.3 acres of beach-front property in Montecito, California. The Property also includes a private swim club known as the Coral Casino Beach and Cabana Club, which houses an Olympic-size lap pool, steam room and sauna, and ballroom and dining facilities available for use by hotel guests and club members. Since acquiring the Property in 2000 for $150 million, the sponsor has since invested approximately $266 million in renovations for the guestrooms, the swim club, the fitness center and spa, as well as on infrastructure and landscaping. The Property’s proximity to the Santa Barbara Airport and to the greater Los Angeles area makes it a high-end destination for regional, national and international visitors.

Las Ventanas al Paraiso is a luxury resort located on 18.56 acres in the Los Cabos – Tourist Corridor, between San Jose del Cabo and Cabo San Lucas in Baja California Sur County. The sponsor acquired the Property in 2004 for $111.5 million and has since invested approximately $10.1 million in capital improvements. The Property consists of 19 low-rise buildings containing 61 hotel suites, an additional ten sponsor-owned condominium units, meeting and retail space, restaurants, a spa and fitness facility, and features private beach access, nine pools and two tennis courts. The Property is located 20 minutes from the San Jose del Cabo International Airport which regularly services two-hour flights to Los Angeles, San Diego and Phoenix.

© 2012 Morgan Stanley

MSC 2012-C4

San Ysidro Ranch is a 41-room luxury resort with 22 private cottages located on 14.23 acres in the enclave of the Montecito foothills, between the Santa Inez Mountains and the Pacific Ocean. The Property was opened as a hotel in 1893. The Sponsor acquired the Property in 2000 for $28.5 million, and between 2005 and 2007 spent approximately $100 million on renovations for the rooms, the two award-winning restaurants, as well as on site, infrastructure and road resurfacing. Guests have access to a fitness center, tennis courts, pool, and 17 miles of public hiking and walking trails on an adjacent 435 acre parcel. The Property is minutes from Montecito Village and within 15 miles of the Santa Barbara Airport.

The Ty Warner Hotel & Resorts Portfolio Loan sponsor and guarantor is H. Ty Warner, whom Forbes has ranked amongst the world’s wealthiest individuals with an estimated personal net worth of approximately $2.4 billion. The Ty Warner Hotel & Resorts Portfolio sponsor has approximately $501 million of cash equity remaining with respect to the Properties.

The Ty Warner Hotel & Resorts Portfolio sponsor incurred mezzanine financing, secured by equity in the properties, in the original principal amount of $80 million.  The mezzanine loan accrues at a rate of LIBOR plus 950 basis points, with a 25 basis point LIBOR floor and is interest only for the first 12 months then amortizes on a 30-year schedule based on a 9.75% interest rate.  No additional subordinate debt will be permitted.

Property	Location	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	No. of Rooms
Four Seasons Resort "The Biltmore" Santa Barbara	Santa Barbara, CA	$51,895,566	52%	$249,200,000	1927/2006	80.3%	207
Las Ventanas al Paraiso	San Jose del Cabo, Mexico	$34,638,607	35%	$148,300,000	1997/2011	65.2%	71
San Ysidro Ranch	Montecito, CA	$13,217,035	13%	$61,800,000	1825/2010	56.8%	41
Total		$99,751,207	100%	$459,300,000		73.9%	319

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 3 – 50 Central Park South

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS/Kroll):	Aaa / NR / NR			Property Address:	50 Central Park South New York, NY 10019
Original Balance:	$75,000,000			General Property Type:	Commercial Condominium Unit
Cut-off Date Balance:	$75,000,000			Detailed Property Type:	Leased Fee Interest in Commercial Condominium Unit
% of Initial Pool Balance:	TBD
Loan Purpose:	Refinance			Net Rentable Area:	234,324 SF
Borrower Name(s):	MP8 CPS Hotel Owner, LLC			Cut-off Date Balance Per Unit/SF:	$320 per SF
Sponsor:	Westbrook Partners and Millennium Partners			Balloon/ARD Balance Per Unit/SF:	$307 per SF
Mortgage Rate:	5.120%			Year Built / Year Renovated:	1926 / 2002
Note Date:	9/12/2011			Title Vesting:	Fee
First Payment Date:	11/7/2011			Property Manager:	Millennium Partners
Anticipated Repayment Date:	10/7/2016
Maturity Date:	10/7/2021			Underwriting and Financial Information
IO Period:	24 months			UW Revenues(2):	$6,500.000
Original Term to Maturity or ARD:	60 months			UW Expenses:	$0
Seasoning:	5 months			UW NOI:	$6,500,000
Original Amortization Term:	360 months			UW NCF:	$6,500,000
Loan Amortization Type:	Amortizing Balloon			UW NOI DSCR:	1.33x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.33x
Prepayment Provisions:	YM1 (55) / DEF (28); O (3)			UW NOI Debt Yield:	8.7%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield:	8.7%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	9.1%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	NAP
Mezzanine Debt(1):	None			Second Most Recent NOI (As of):	NAP
				Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$120,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/1/2011
Tax Reserves:	$0	$0	NAP	Cut-off Date LTV Ratio:	62.5%
Insurance Reserves:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	59.8%
Replacement Reserves:	$0	$0	NAP	Occupancy Rate (As of):	100.0% (12/31/2011)
TI/LC Reserves:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Deferred Maintenance Reserves:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2009)

(1)
The owner of the 50 Central Park South Borrower has the right to incur future mezzanine debt secured by its ownership interest in the 50 Central Park South Borrower provided that, among other things, (i) the aggregate amount of the 50 Central Park South Mortgage Loan and such mezzanine loan shall not exceed $95,000,000, (ii) the aggregate debt service ratio of the 50 Central Park South Mortgage Loan and such mezzanine loan shall not be less than 1.00x and (iii) the mezzanine loan lender is a qualified lender under the 50 Central Park South Mortgage Loan documents.

(2)
UW Revenues equal the current fixed rent under the net lease of the property, net of a fixed operating allowance credited the tenant thereunder. On November 1, 2020, such rental rate, net of such operating allowance, increases to $7,000,000 per annum.

The 50 Central Park South Mortgage Loan.

The Mortgage Loan.  The third largest mortgage loan (the “50 Central Park South Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $75,000,000, and is secured by a first priority fee mortgage encumbering the commercial condominium unit consisting of floors 2-21 and portions of the ground level, basement and sub-basement levels of the building located at 50 Central Park South, New York, New York (the “50 Central Park South Property”).

The Borrower and the Sponsor.  The borrower is MP8 CPS Hotel Owner, LLC, a single purpose Delaware limited liability company with two independent directors (the “50 Central Park South Borrower”).  The 50 Central Park South Mortgage Loan sponsors are Westbrook Partners and Millennium Partners, and the nonrecourse carve-out guarantors are Christopher M. Jeffries and Millennium CAF II, LLC.  Westbrook Partners (“Westbrook”) is a private, fully integrated real estate investment management company founded in 1994 with offices in New York, Boston, Washington, DC, Palm Beach, San Francisco, Los Angeles, London, Paris & Tokyo. Westbrook’s experience includes the operation and management of office, multi-family residential, hotel, retail, industrial and single-family residential development properties.  Millennium Partners (“Millennium”) was founded in 1990. Since this time, Millennium has developed approximately 1,860 residential units, 2,000 hotel rooms, 1,025,000 sq. ft. of office space, and 1,068,000 sq. ft. of retail space in New York, San Francisco, Boston, Washington D.C., and Miami.

© 2012 Morgan Stanley

MSC 2012-C4

The Mortgaged Property. The 50 Central Park South Property is a commercial condominium unit that operates as a 234,324 square foot, 259-room luxury hotel with restaurant, lounge, spa, gym and meeting space.  In addition to the 50 Central Park South Property, the top 13 stories of the building at 50 Central Park South consist of residential condominium units that are not collateral for the 50 Central Park South Loan.  The improvements were built in 1926 and renovated in their entirety between 2000 and 2002.

Net Lease.  Pursuant to a lease dated October 31, 2000 (the “Net Lease”), 100% of the 50 Central Park South Property is net leased to MPE Hotel I (New York) LLC (the “MPE”) through October 30, 2075, with no extensions.  The Net Lease obligates MPE to pay all taxes, common charges, operating expenses and insurance relating to the 50 Central Park South Property.  The annual net rent payable under the Net Lease, net of a fixed operating allowance credited to MPE thereunder, is $6,500,000.  On November 1, 2020, such annual rent, net of such fixed operating allowance, increases to $7,000,000.

The Market.  The 50 Central Park South Property is located on Central Park South (“CPS”) (a/k/a 59th Street), at the southeast corner of CPS and Sixth Avenue in midtown Manhattan, and faces New York City’s Central Park. The neighborhood is known as the Plaza District and is a prime office and commercial locale in the north-central area of Midtown in New York City. Nearby landmarks include the Plaza Hotel and the Pierre Hotel.

Comparable Land Sales Summary
Property	Sale Date	Price	Frontage	Lot Size	Maximum Bldg. Area (SF)	Unit Price/FAR	Configuration
49-55 Amsterdam Avenue	January 2011	$125,000,000	Corner Parcel	9,644	409,889	$304.96	Irregular
447-457 Lexington Avenue	November 2010	$41,200,000	Corner Parcel	7,532	112,980	$364.67	Rectangular
678 Lexington Avenue	March 2010	$33,966,667	Corner Parcel	7,289	87,468	$387.19	Rectangular
440 Park Avenue	January 2010	$305,410,069	Corner Parcel	32,691	531,284	$574.85	Irregular
313-317 East 46th Street	November 2009	$45,000,000	Midblock Parcel	7,533	90,396	$497.81	Rectangular
Source: Appraisal

Lockbox and Cash Management. A Hard Lockbox is in place with respect to the 50 Central Park South Property. There are periodic sweeps from the lender controlled lockbox account. Monthly debt service is funded from the account.  As a result of the Net Lease, which obligates MPE to pay all taxes, insurance, common charges and operating expenses relating to the 50 Central Park South Property, there are no escrows or other reserves for the 50 Central Park South Loan.

Property Management. The 50 Central Park South Property is managed by Millennium Partners, which is an affiliate of both the 50 Central Park South Borrower and MPE.  MPE operates the 50 Central Park South Property as a luxury hotel pursuant to a separate operating agreement with The Ritz-Carlton Hotel Company that is co-terminus with the Net Lease.

Mezzanine Loan and Preferred Equity.  The owner of the 50 Central Park South Borrower has the right to incur future mezzanine debt secured by its ownership interest in the 50 Central Park South Borrower provided that, among other things, (i) the aggregate amount of the 50 Central Park South Mortgage Loan and such mezzanine loan shall not exceed $95,000,000, (ii) the aggregate debt service ratio of the 50 Central Park South Mortgage Loan and such mezzanine loan shall not be less than 1.00x and (iii) the mezzanine loan lender is a qualified lender under the 50 Central Park South Mortgage Loan documents.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the 50 Central Park South Borrower is required to maintain (or cause MPE to maintain under the Net Lease) insurance against loss for acts of terrorism with respect to the 50 Central Park South Property.

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 4 – Capital City Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:			BANA	Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS/Kroll):			NR / NR / NR	Property Address:	3506 Capital City Mall Drive Camp Hill, PA 17011
Original Balance:			$65,750,000
Cut-off Date Balance:			$65,750,000	General Property Type:	Retail
% of Initial Pool Balance:			TBD	Detailed Property Type:	Regional Mall
Loan Purpose:			Refinance	Net Rentable Area:	488,769 SF
Borrower Name(s):			TBD	Cut-off Date Balance Per Unit/SF:	$134 per SF
Sponsor:			PREIT Associates LP	Balloon/ARD Balance Per Unit/SF:	$112 per SF
Mortgage Rate:			5.280%	Year Built / Year Renovated:	1974 / 2005
Note Date:			TBD	Title Vesting:	Fee
First Payment Date:			4/1/2012	Property Manager:	PREIT Associates LP
Anticipated Repayment Date:			NAP	Underwriting and Financial Information
Maturity Date:			3/1/2022	UW Revenues:	$12,866,488
IO Period:			None	UW Expenses:	$5,478,478
Original Term to Maturity or ARD:			120 months	UW NOI:	$7,388,010
Seasoning:			0 months	UW NCF:	$6,749,903
Original Amortization Term:			360 months	UW NOI DSCR:	1.69x
Loan Amortization Type:			Amortizing	UW NCF DSCR:	1.54x
Interest Accrual Basis:			Actual/360	UW NOI Debt Yield:	11.2%
Prepayment Provisions:			LO (24); DEF (92); O (4)	UW NCF Debt Yield:	10.3%
Lockbox / Cash Management:			Hard / Springing	UW NCF Debt Yield at Maturity:	12.3%
Pari Passu Mortgage Debt:			None	Most Recent NOI (As of):	$8,216,958 (12/31/2011)
Subordinate Mortgage Debt:			None	Second Most Recent NOI (As of):	$7,774,947 (12/31/2010)
Mezzanine Debt:			None	Third Most Recent NOI (As of):	$8,426,151 (12/31/2009)
Reserves				Appraised Value:	$105,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/18/2012
Tax Reserves:	Yes - TBD	Yes - TBD	NAP	Cut-off Date LTV Ratio:	62.6%
Insurance Reserves:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.1%
Replacement Reserves:	$750,000	$34,621(1)	NAP	Occupancy Rate (As of):	96.7% (12/2/2011)
TI/LC Reserves:	$0	$30,548	NAP	2nd Most Recent Occupancy (As of):	97.5% (12/31/2010)
Other Reserves:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	98.0% (12/31/2009)

(1)	The monthly replacement reserves of $0.85 per SF are in place for the first five years of the loan term.

The Capital City Mall Property is a 608,269 sq. ft. regional mall located in Camp Hill, Pennsylvania that is 96.7% occupied as of December 2, 2011 and anchored by JC Penney, Macy’s (non-owned) and Sears.  The Capital City Mall Property has maintained a historical occupancy above 95% for the past ten years.  Collateral for the Capital City Mall Loan consists of 488,769 sq. ft., excluding the non-owned Macy’s anchor.  JC Penney (21.1% of sq. ft., 7.1% of annual underwritten rent) is on lease expiring on November 30, 2015 with five 5-year renewal options.  Sears (20.8% of sq. ft., 5.9% of annual underwritten rent) is on a lease expiring on July 28, 2014 with three 5-year renewal options.  Other major tenants include: Toys ‘R Us (9.5% of sq. ft., 3.7% of underwritten rent), Express (1.6% of sq. ft., 2.8% of underwritten rent), Victoria’s Secret (1.3% of sq. ft., 2.2% of underwritten rent), Forever 21 (1.4% of sq. ft., 2.2% of underwritten rent) and Old Navy (3.6% of sq. ft., 2.0% of underwritten rent).  In-line store sales as of the trailing-12 months ended October 31, 2011 were approximately $353 per sq. ft., which represents an occupancy cost of 11.8% and an increase from year end 2010 sales of approximately $347 per sq. ft.

The Capital Mall Property is located just off of Route 15 and Route 11 in the Camp Hill section of the West Shore submarket of the Harrisburg metropolitan statistical area.  As of 2011, the estimated population within a five-, 10-, and 15-mile radius of the Capital City Mall Property was approximately 157,652, 328,001 and 486,398 respectively.  As of 2011, the estimated average household income within a five-, 10-, and 15-mile radius of the Capital City Mall Property was approximately $66,016, $67,918 and $68,772, respectively.

The Capital City Mall is 100% owned by the sponsor, Pennsylvania Real Estate Investment Trust (“PREIT”).  PREIT is an equity REIT founded in 1960 and headquartered in Philadelphia, Pennsylvania.  PREIT has a primary investment focus on retail shopping malls and has a current portfolio of 38 shopping malls, eight community centers, and three development properties located in the eastern half of the United States, primarily in the Mid-Atlantic region.

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 5 – ELS Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:			MSMCH	Single Asset/ Portfolio:	Portfolio
Credit Assessment (Moody’s/DBRS/Kroll):			A2 / A (high) / A	Property Location(2):	Various
Original Balance:			$63,747,000	General Property Type:	Manufactured Housing
Cut-off Date Balance:			$63,747,000	Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:			TBD	Number of Units/SF:	2,843 Pads
Loan Purpose(1):			Refinance/Acquisition	Cut-off Date Balance Per Unit/SF:	$22,422 per Pad
Borrower Name(s):			Various	Balloon/ARD Balance Per Unit/SF:	$19,509 per Pad
Sponsor:			Equity Lifestyle Properties, Inc.	Year Built / Year Renovated(2):	Various / Various
Mortgage Rate:			5.282%	Title Vesting:	Fee
Note Date:			12/15/2011	Property Manager:	Various
First Payment Date:			1/1/2012
Anticipated Repayment Date:			NAP
Maturity Date:			11/1/2021	Underwriting and Financial Information
IO Period:			21 months	UW Revenues:	$16,107,494
Original Term to Maturity or ARD:			119 months	UW Expenses:	$5,623,403
Seasoning:			3 months	UW NOI:	$10,484,091
Original Amortization Term:			360 months	UW NCF:	$10,341,941
Loan Amortization Type:			Partial IO	UW NOI DSCR:	2.47x
Interest Accrual Basis:			Actual/360	UW NCF DSCR:	2.44x
Prepayment Provisions:			LO (27); DEF/YM (88); O (4)	UW NOI Debt Yield:	16.4%
Lockbox / Cash Management:			Hard / In Place	UW NCF Debt Yield:	16.2%
Pari Passu Mortgage Debt:			None	UW NCF Debt Yield at Maturity:	18.6%
Subordinate Mortgage Debt:			None	Most Recent NOI (As of):	$11,253,080 (TTM 10/31/2011)
Mezzanine Debt:			None	Second Most Recent NOI (As of):	$11,004,632 (12/31/2010)
				Third Most Recent NOI (As of):	$10,394,463 (12/31/2009)
Reserves				Appraised Value:	$154,740,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/1/2011
Tax Reserves:	$0	$0	NAP	Cut-off Date LTV Ratio:	41.2%
Insurance Reserves:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	35.8%
Replacement Reserves:	$0	$0	NAP	Occupancy Rate (As of):	92.0% (10/31/2011)
TI/LC Reserves:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	92.4% (12/31/2010)
Other Reserves:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	90.9% (12/31/2009)

(1)	5 of the mortgaged properties were refinanced; 3 were acquisitions.

(2)	See table below.

The ELS Portfolio Loan is secured by 2,843 pad sites in 8 lifestyle community properties across Florida, Nevada, Virginia, Arizona, California and Massachusetts. Five of the mortgaged properties were previously owned and operated by ELS for over 13 years on average and were unencumbered, while three were newly acquired concurrent with the ELS Portfolio Loan. Each mortgaged property provides a variety of amenities including golf courses, swimming pools and spas, clubhouses, exercise equipment and laundry facilities. Over 73% of the portfolio (5 of 8 properties) consists of 55+ age restricted communities, including the Royal Coachman Property (see below). The Portfolio has maintained a 90%+ occupancy level since 2008 and is currently 92% leased.

The Royal Coachman Property is an RV community located just west of I-75 in Nokomis, FL, approximately 70 miles south of Tampa. Of the 546 pads, 412 are occupied as park models and 155 are allocated for RV rentals, of which 80% are on annual RV rental contracts. While the property is not officially age-restricted, over 95% of the tenants are retired and less than 1% are families. The immediate area predominately consists of detached single-family homes and mobile homes. Residences in the area were typically built between the 1960s and 1980s, with an average home price of $123,736.

The Regency Lakes Property is an all-age family manufactured housing community situated on 165 acres just east of I-81 in Winchester, Virginia approximately 62 miles from Washington, D.C. The residential development in the immediate area consists mostly of single-family homes as well as some small apartment complexes, with 10% of the area comprised of manufactured housing. Residences in the area were typically built before 1990, with an average home price of $151,000.

The Parkwood Communities Property is an age-restricted 55+ manufactured housing community situated on 108 acres just east of I-75 in Wildwood, FL, approximately 67 miles from Tampa and 45 miles from Orlando. The immediate area primarily consists of detached single-family homes. Residences in the area were built between 1980 and 2000, with an average home price of $72,973.

© 2012 Morgan Stanley

MSC 2012-C4

The Cabana Property is an age-restricted 55+ manufactured housing community situated on 37 acres just east of I-515 in eastern Las Vegas, approximately 7 miles from the Las Vegas Strip. The immediate area has a considerable amount of single-family residential development consisting largely of detached family homes and mobile homes, driven by the proximity to the Las Vegas Strip, Nellis Air Force Base and the main campus of University of Nevada at Las Vegas. Residences were typically built between the 1970s and 1980s, with an average home price of $91,000.

The Boulder Cascade Property is an age-restricted 55+ manufactured housing community situated on 39 acres just west of I-515 in eastern Las Vegas, approximately 5 miles from the Las Vegas strip. The immediate area has a considerable amount of residential development consisting largely of detached single-family homes and mobile homes. Residences were typically built between the 1960s and 1980s, with an average home price of $83,000.

The Rancho Valley Property is an all-age family manufactured housing community situated on 20 acres along I-8 Business in EL Canjon, CA, approximately 20 miles northeast of San Diego. The immediate area predominantly consists of detached single-family homes and mobile home parks, and is almost completely developed with very little available land. Residences in the area were typically built between the 1960s and 1980s, with an average home price of $275,000.

The Palm Shadows Property is an age restricted 55+ manufactured housing community situated on 33 acres just west of I-17 in Glendale, AZ, which is approximately 9 miles from Phoenix and the 5th most populous city in the state of Arizona. The immediate area is primarily residential with commercial and industrial developments along Grand Avenue, a diagonal thoroughfare that runs through Glendale. Residences in the area were typically built between the 1950s and 1970s, with an average home price of $91,790.

The Hillcrest Property is an all-age family manufactured housing community situated on 19 acres just south of the center of Rockland, MA, approximately 20 miles south of the Boston CBD. The immediate area consists primarily of detached single-family homes and multifamily complexes. Residences in the area were typically built in the 1960s and earlier, with an average home price of $245,519.

Equity Lifestyle Properties (“ELS”) is a publicly owned REIT that engages in the ownership and operation of lifestyle-oriented manufactured housing properties in 32 states in the US and British Columbia. Since its initial public offering in 1993, its portfolio has grown from 40 communities with 12,000 home sites to its current size of over 365 communities with more than 134,000 sites. The company is headquartered in Chicago, IL, with regional offices in Tampa Bay, FL, Aurora, CO and Phoenix, AZ. ELS reported a market capitalization of approximately $2.7Bn as of January 2012.

Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	No. of Pads
Royal Coachman	Nokomis, FL	Fee	$11,898,000	19%	$28,880,000	1970s / NAP	NAP	546
Regency Lakes	Winchester, VA	Fee	$9,887,000	16%	$24,000,000	1986 / NAP	89.1%	523
Parkwood Communities	Wildwood, FL	Fee	$9,681,000	15%	$23,500,000	1984 / NAP	95.7%	695
Cabana	Las Vegas, NV	Fee	$9,063,000	14%	$22,000,000	1980 / NAP	98.1%	263
Boulder Cascade	Las Vegas, NV	Fee	$8,165,000	13%	$19,820,000	1971 / NAP	80.9%	299
Rancho Valley	El Canjon, CA	Fee	$7,164,000	11%	$17,390,000	1969 / NAP	97.1%	140
Palm Shadows	Glendale, AZ	Fee	$5,994,000	9%	$14,550,000	1970 / NAP	92.5%	294
Hillcrest	Rockland, MA	Fee	$1,895,000	3%	$4,600,000	1960s / NAP	90.4%	83
Total			$63,747,000	100%	$154,740,000		92.0%	2,843

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 6 – 9 MetroTech Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS/Kroll):	NR / NR / NR			Property Address:	Various
Original Balance:	$63,000,000			General Property Type:	Office
Cut-off Date Balance:	$62,895,729			Detailed Property Type:	CBD
% of Initial Pool Balance:	TBD			Net Rentable Area:	316,942 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$198
Borrower Name(s):	FC Flatbrush Associates II, LLC			Balloon/ARD Balance Per Unit/SF:	$153
Sponsor:	Forest City Enterprises, Inc.			Year Built / Year Renovated:	1996 / NAP
Mortgage Rate:	5.770%			Title Vesting:	Leasehold
Note Date:	1/24/2012			Property Manager:	Forest City Enterprises
First Payment Date:	3/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/1/2022			UW Revenues:	$13,566,707
IO Period:	NAP			UW Expenses:	$7,243,345
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,323,362
Seasoning:	1 month			UW NCF:	$5,387,281
Original Amortization Term:	300 months			UW NOI DSCR:	1.33x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.13x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	YM1 (116) / DEF (91); O (4)			UW NCF Debt Yield:	8.6%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$8,697,894 (TTM 1/30/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$8,276,813 (TTM 1/30/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$8,059,158 (TTM 1/30/2009)
Reserves				Appraised Value:	$113,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/9/2011
Tax Reserves:	$175,806	$87,903	NAP	Cut-off Date LTV Ratio:	55.5%
Insurance Reserves:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	42.8%
Replacement Reserves:	$0	$0	NAP	Occupancy Rate (As of):	100.0% (12/31/2011)
TI/LC Reserves:	$1,213,811	$76,608(1)	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Other Reserves:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2009)

(1)
At any time during a Cash Management Sweep Period caused by a FDNY Lease Trigger, all excess cash flow will be deposited into the TI/LC account. A FDNY Lease Trigger will happen when the current tenant gives notice that it will not extend its lease 18 months prior to the current lease expiration. If the borrower enters into an extension agreement with the current tenant with a term until at least October 1, 2028, or an acceptable alternative lease or leases are signed, the TI/LC Reserves will be released to the borrower.

The 9 MetroTech Center Property is a 9-story, single-tenant office building containing 316,942 sq. ft. located in downtown Brooklyn, New York.  The mortgaged property, which was constructed for the New York City Fire Department in 1996, and serves as the department’s headquarters and the city emergency command center, is located in the northeast corner of the MetroTech Center office campus. The mortgaged property contains a two-level, below-grade, 137 space parking structure. The city 911 call dispatch center is located across the street from the mortgaged property at 11 MetroTech Center. The entire MetroTech Center was developed by the loan sponsor and is one of 6 MetroTech Center buildings currently owned by the sponsor. The City of New York lease commenced in October of 1997 and is currently scheduled to expire in October of 2018. There is one 10-year lease renewal option with an 18-month notice period. The rent during the extension period is based on a fair market value. The current NNN rental rate is $7,923,550 per annum ($25 per sq. ft.) and the rent steps to $8,874,376 per annum ($28 per sq. ft.) for the last five years of the current lease term. New York City is currently rated Aa2 by Moody’s and AA by S&P. Underwriting is based on $20.85 per sq. ft, which is net of $4.15 in underwritten vacancy and mark to market adjustments.

The 9 MetroTech Center Property is subject to an unsubordinated ground lease between the borrower and the City of New York for the subject 1.23 acre parcel. The ground lease commenced in August 1996 and expires in August of 2095. Current ground rent is $112,640. The ground rent remains at the current level as long as New York City is the building tenant. If the New York City lease should not renew, the ground rent will reset to an amount equal to 10% of the then appraised fair market value of the underlying land, as undeveloped.

The subject submarket consists of 11 buildings, primarily within the MetroTech Center development. Those 11 buildings contain approximately 7.1 million square feet of office space and are currently, in total, 8% vacant, including sublease availability. The overall downtown Brooklyn vacancy rate is estimated at 9.3%.

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 7 – GPB Portfolio 2

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment (Moody’s/DBRS):	NR / NR / NR			Property Location(2):	Various
Original Balance:	$62,691,000			General Property Type:	Retail
Cut-off Date Balance:	$62,428,188			Detailed Property Type:	Anchored
% of Initial Pool Balance:	TBD			Net Rentable Area:	702,781 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$89 per SF
Borrower Name(s):	New Creek II LLC			Balloon/ARD Balance Per Unit/SF:	$70 per SF
Sponsor:	Anastasios Parafestas			Year Built / Year Renovated(2):	Various / Various
Mortgage Rate:	5.500%			Title Vesting(2):	Various
Note Date:	12/8/2011			Property Manager:	Various
First Payment Date:	1/7/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/7/2021			UW Revenues:	$10,737,480
IO Period:	NAP			UW Expenses:	$3,872,226
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,865,255
Seasoning:	3 months			UW NCF:	$6,515,718
Original Amortization Term(1):	360 months			UW NOI DSCR:	1.51x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.44x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NCF Debt Yield:	10.4%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	13.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,637,050 (TTM 8/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$7,473,600 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$6,753,676 (12/31/2009)
Reserves				Appraised Value:	$107,950,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	Various
Tax Reserves:	$313,085	$170,481	NAP	Cut-off Date LTV Ratio:	57.8%
Insurance Reserves:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	45.4%
Replacement Reserves:	$0	$8,785	$215,530	Occupancy Rate:	96.1% (11/29/2011)
TI/LC Reserves:	$0	$20,498	$502,904	2nd Most Recent Occupancy:	97.6% (12/31/2010)
Other Reserves:	$0	$0	NAP	3rd Most Recent Occupancy:	85.6% (12/31/2009)

(1)	The Original Amortization Term is 360 months excluding the loan balance allocated to the GPB Portfolio 2 - Danbury Walmart property, which amortizes on a 180-month basis.

(2)	See table below.

The GPB Portfolio 2 Loan is secured by 11 grocery- and retail-anchored properties located across the Northeast corridor. As of November 2011, the portfolio was 96.1% leased at an average NNN rent of $11.16 per sq. ft. Anchor tenants comprise 66% of the total net rentable area and 54% of total rent. 64% of these anchors report sales averaging $453 per sq. ft. and 2.9% occupancy cost. The largest anchors across the portfolio include Walmart, CVS, Kohl’s, National Wholesale Liquidator and Staples. The top three assets in the portfolio by allocated loan balance include the Millburn Kings Food Market Property (15% of NOI), where Kings generates sales of $1,076 per sq. ft., the Swampscott CVS Property (14% of NOI), where CVS generates sales of $1,519 per sq. ft., and the Salem Staples Property (17% of NOI) (Staples does not report sales).

In 1995, Anastasios Parafestas founded and currently operates The Bollard Group LLC, a Boston-based boutique professional services firm that, together with its sister organizations, assists high net-worth entrepreneurs and their families with developing their businesses, investing and diversifying their portfolios. Mr. Parafestas and The Bollard Group manage and invest in a real estate portfolio with a gross value of more than $575 million, diversified across multiple sectors including office, retail, multi-purpose, land, timber, and hotel properties.

© 2012 Morgan Stanley

MSC 2012-C4

Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Millburn Kings Food Market	Millburn, NJ	Fee	$9,972,550	16%	$19,400,000	1969 / 2006	87.0%	89,349
Swampscott CVS	Swampscott, MA	Fee	$9,410,323	15%	$17,600,000	1992 / NAP	90.8%	57,571
Salem Staples	Salem, MA	Fee	$9,094,320	15%	$15,000,000	1956 / 1992	100.0%	48,425
Danbury Walmart	Danbury, CT	Leasehold	$8,655,766	14%	$15,900,000	1971 / 1975	100.0%	136,209
Woburn Kohl's	Woburn, MA	Fee	$6,448,663	10%	$11,225,000	1974 / NAP	100.0%	119,378
Springfield CVS	Springfield, MA	Fee	$5,373,055	9%	$8,170,000	1961 / 2009	100.0%	19,287
Worcester Savers	Worcester, MA	Fee	$4,216,702	7%	$6,600,000	1960 / NAP	84.1%	66,281
Dorchester National Wholesale	Dorchester, MA	Fee	$3,231,808	5%	$5,000,000	1965 / NAP	100.0%	84,470
Framingham AJ Seabra	Framingham, MA	Fee	$2,377,502	4%	$3,510,000	1968 / NAP	100.0%	26,482
Fall River Staples	Fall River, MA	Fee	$2,236,945	4%	$3,300,000	1970 / 1987	100.0%	30,897
Chatham Ocean State	Chatham, MA	Fee	$1,410,552	2%	$2,245,000	1970 / 2000	100.0%	24,432
Total			$62,428,188	100%	$107,950,000		96.1%	702,781

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	Tenant TTM Sales PSF
Tenants
Walmart	AA / Aa2 / AA	105,255	15%	$656,286	9%	$6.24	1/31/2017	$547
Kohl's	BBB+ / Baa1 / BBB+	104,385	15%	$640,924	9%	$6.14	1/31/2022	NAV
National Wholesale Liquidator	NR / NR / NR	84,470	12%	$464,585	6%	$5.50	1/31/2021	$172
Staples	BBB / Baa2 / BBB	24,000	3%	$258,000	3%	$10.75	1/31/2014	NAV
Staples	BBB / Baa2 / BBB	20,388	3%	$407,760	5%	$20.00	1/31/2014	NAV
Kings Food Market	NR / NR / NR	40,024	6%	$149,000	2%	$3.72	4/30/2015	$1,076
Marshalls	NR / NR / NR	30,954	4%	$301,802	4%	$9.75	1/31/2022	$323
CVS	BBB+ / Baa2 / BBB+	19,287	3%	$650,000	9%	$33.70	1/31/2034	$841
CVS	BBB+ / Baa2 / BBB+	11,060	2%	$320,740	4%	$29.00	1/31/2019	$1,519
Subtotal / Wtd. Avg.		439,823	63%	$3,849,097	51%	$8.75

Other Tenants		235,536	34%	3,684,722	49%	$15.64	Various
Vacant Space		27,422	4%	$0	0%	$0.00
Total / Wtd. Avg.		702,781	100%	$7,533,819	100%	$11.16

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 8 – GPB Portfolio 1

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment (Moody’s/DBRS/Kroll):	NR / NR / NR			Property Location(1):	Various
Original Balance:	$62,309,000			General Property Type:	Retail
Cut-off Date Balance:	$62,113,118			Detailed Property Type:	Anchored
% of Initial Pool Balance:	TBD			Net Rentable Area:	519,985 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$119 per SF
Borrower Name(s):	New Creek LLC			Balloon/ARD Balance Per Unit/SF:	$100 per SF
Sponsor:	Anastasios Parafestas			Year Built / Year Renovated(1):	Various / Various
Mortgage Rate:	5.500%			Title Vesting:	Fee
Note Date:	12/8/2011			Property Manager:	Various
First Payment Date:	1/7/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/7/2021			UW Revenues:	$9,917,490
IO Period:	NAP			UW Expenses:	$2,680,707
Original Term to Maturity or ARD:	120 months			UW NOI:	$7,236,783
Seasoning:	3 months			UW NCF:	$6,972,438
Original Amortization Term:	360 months			UW NOI DSCR:	1.70x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.64x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NCF Debt Yield:	11.2%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	13.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,596,782 (TTM 8/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$6,913,743 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$6,835,639 (12/31/2009)
Reserves				Appraised Value:	$102,671,500
Type	Initial	Monthly	Cap	Appraisal As-of Date:	Various
Tax Reserves:	$195,210	$109,431	NAP	Cut-off Date LTV Ratio:	60.5%
Insurance Reserves:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.8%
Replacement Reserves:	$0	$6,500	$159,470	Occupancy Rate (As of):	98.1% (11/29/2011)
TI/LC Reserves:	$0	$15,166	$372,096	2nd Most Recent Occupancy (As of):	92.9% (12/31/2010)
Other Reserves:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	93.9% (12/31/2009)

(1)	See table below.

Te GPB Portfolio 1 Loan is secured by 11 properties located across Massachusetts (88%) and New Jersey (12%). As of November 2011, the portfolio was 98.1% leased at an average NNN rent of $14.47 per sq. ft. Anchor tenants comprise 64% of the total net rentable area and 64% of total rent. 75% of these anchors report sales averaging $971 per sq. ft. and 2.8% occupancy cost. The largest anchors across the portfolio include Whole Foods, Lowe’s, Walgreens, Staples and Trader Joe’s. The top three assets in the portfolio by allocated loan balance include the Cambridge Trader Joe’s Property (26% of UW NOI), where Trader Joe’s generates sales of $4,039 per sq. ft., the Falmouth Staples Property (14% of UW NOI) (Staples does not report sales), and the Hillsdale Kings Food Market Property (8% of UW NOI), where Kings Food Market generates sales of $600 per sq. ft. Other notable tenants include the Whole Foods located in Brighton, which generates $1,867 per sq. ft. in sales, and the Cambridge Micro Center Sales, which generates $1,230 per sq. ft. in sales.

In 1995, Anastasios Parafestas founded and currently operates The Bollard Group LLC, a Boston-based boutique professional services firm that, together with its sister organizations, assists high net-worth entrepreneurs and their families with developing their businesses, investing and diversifying their portfolios. Mr. Parafestas and The Bollard Group manage and invest in a real estate portfolio with a gross value of more than $575 million, diversified across multiple sectors including office, retail, multi-purpose, land, timber, and hotel properties.

© 2012 Morgan Stanley

MSC 2012-C4

Property	Location	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Cambridge Trader Joe's	Cambridge, MA	$16,303,584	26%	$28,000,000	1948 / 1995	100.0%	62,555
Falmouth Staples	Falmouth, MA	$7,943,948	13%	$11,786,500	1956 / 2006	92.0%	85,524
Hillsdale Kings Food Market	Hillsdale, NJ	$6,739,745	11%	$12,000,000	1970 / NAP	100.0%	60,428
Medford Aldi	Medford, MA	$6,019,018	10%	$11,000,000	1965 / NAP	100.0%	56,215
Brighton Whole Foods	Brighton, MA	$5,912,355	10%	$9,800,000	1965 / 1975	100.0%	30,950
Everett Walgreens	Everett, MA	$5,645,197	9%	$8,800,000	1957 / NAP	100.0%	41,278
Abington Lowe's	Abington, MA	$4,386,168	7%	$6,830,000	2008 / NAP	100.0%	102,000
Waltham CVS / Petco	Waltham, MA	$3,525,881	6%	$5,750,000	1957 / NAP	100.0%	24,284
Revere Walgreens	Revere, MA	$2,869,949	5%	$4,400,000	2008 / NAP	100.0%	15,272
Quincy Walgreens	Quincy, MA	$1,870,102	3%	$2,880,000	1945 / 1991	89.3%	25,495
Wakefield Mike's Gym	Wakefield, MA	$897,171	1%	$1,425,000	1939 / NAP	100.0%	15,984
Total		$62,113,118	100%	$102,671,500		98.2%	519,985

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	Tenant TTM Sales PSF
Tenants
Lowe's	BBB+ / A3 / A-	102,000	20%	$510,000	7%	$5.00	1/15/2029	NAV
Walgreens	NR / A2 / A	16,332	3%	$242,367	3%	$14.00	6/30/2021	$739
Walgreens	NR / A2 / A	15,272	3%	$324,988	4%	$21.28	11/30/2027	$240
Walgreens	NR / A2 / A	14,707	3%	$275,462	4%	$18.73	6/30/2035	$398
Walgreens	NR / A2 / A	11,542	2%	$129,270	2%	$11.20	10/31/2022	$801
Micro Center Sales	NR / NR / NR	41,724	8%	$834,480	11%	$20.00	9/30/2020	$1,230
Kings Food Market	NR / NR / NR	30,811	6%	$72,027	1%	$2.34	6/30/2017	$600
Petco	NR / Caa1 / B	13,650	3%	$204,750	3%	$15.00	5/31/2014	$225
Petco	NR / Caa1 / B	11,156	2%	$148,152	2%	$13.28	1/31/2017	NAV
Staples	BBB / Baa2 / BBB	24,652	5%	$278,765	4%	$11.31	6/30/2014	NAV
Off Broadway Shoes	NR / NR / NR	22,478	4%	$442,817	6%	$19.70	8/31/2017	$91
Subtotal / Wtd. Avg.		304,324	59%	$3,463,078	47%	$11.38

Other Tenants		206,040	40%	$3,924,125	53%	$19.05	Various
Vacant Space		9,621	2%	$0	0%	$0.00
Total / Wtd. Avg.		519,985	100%	$7,387,203	100%	$14.47

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 9 – Midtown Square Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS/Kroll):	NR / NR / NR			Property Address:	1237 Coolidge Hwy Troy, MI 48084
Original Balance:	$35,000,000			General Property Type:	Retail
Cut-off Date Balance:	$34,956,343			Detailed Property Type:	Anchored
% of Initial Pool Balance:	TBD			Net Rentable Area:	193,301 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$181
Borrower Name(s):	Grand/Sakwa New Holland Shopping Center LLC			Balloon/ARD Balance Per Unit/SF:	$152
Sponsor:	Grand Sakwa Properties, LLC			Year Built / Year Renovated:	2001 / NAP
Mortgage Rate:	5.500%			Title Vesting:	Fee
Note Date:	1/20/2012			Property Manager:	Grand/Sakwa Management, LLC
First Payment Date:	3/10/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/10/2022			UW Revenues:	$4,926,846
IO Period:	NAP			UW Expenses:	$1,437,174
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,489,673
Seasoning:	1 month			UW NCF:	$3,288,913
Original Amortization Term:	360 months			UW NOI DSCR:	1.46x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.38x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NCF Debt Yield:	9.4%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,756,573 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,854,864 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,778,753 (12/31/2009)
Reserves				Appraised Value:	$47,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/18/2011
Tax Reserves:	$104,737	$13,244	NAP	Cut-off Date LTV Ratio:	73.6%
Insurance Reserves:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	61.7%
Replacement Reserves:	$0	$3,061	$58,000	Occupancy Rate (As of):	100.0% (1/3/2012)
TI/LC Reserves:	$0	$12,100	$750,000	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Other Reserves:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

The Midtown Square Shopping Center Property was constructed in 2001 and leased in 2001-2002. The mortgaged property is anchored by a Kroger, which does not report sales, and a Dunham’s Sports, which reported tenant sales of $132 per sq. ft. during the TTM period ending 10/31/2011. During the TTM period ending 10/31/2011, the Old Navy at the mortgaged property reported sales of $265 per sq. ft., and Famous Footwear reported sales of $147 per sq. ft. Other major tenants at the mortgaged property include Michaels and Petco, which do not report sales. The anchor and major tenants have all been at the property since the 2001-2002 opening. The Kroger anchor store was originally a Farmer Jack’s and the original 20-year lease term expires on September 30, 2021; however, the lease includes 1 ten-year and 4 five-year lease renewal options. The mortgaged property is shadow anchored by a Home Depot, a Kohl’s and a Target, all owned by affiliates of the borrower.

The mortgaged property is located in Troy, Michigan, approximately 16 miles northwest of the Detroit CBD, within the Bloomfield submarket. Estimated population within a five-mile radius is approximately 241,000 and 98,000 within three miles. The sub-market retail vacancy is approximately 7.3%. The appraiser provided a direct comparable vacancy rate of 6.1%, as of 3rd Quarter 2011. The mortgaged property is the only power center within a 3 mile radius, but is approximately 1.4 miles from the 180 store Somerset Collection mall. Downtown Birmingham Michigan is approximately 1 mile west of the property. Estimated average household income within a 5-mile radius is $91,583.

Grand Sakwa Properties, LLC, the mortgage loan sponsor, was founded in 1989 by Stephen M. Grand and Gary Sakwa, and is based in Farmington Hills, Michigan. The company owns and/or manages 21 properties totaling approximately 4.5 million sq. ft., most of which are located in Michigan.

© 2012 Morgan Stanley

MSC 2012-C4

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Tenants
Kroger	BBB / Baa2 / BBB	58,505	30%	$1,050,000	27%	$17.95	9/30/2021
Dunhams	NR / NR / NR	24.026	12%	$408,442	11%	$17.00	1/31/2017
Michaels	NR / NR / NR	23,975	12%	$407,575	11%	$17.00	2/28/2017
Old Navy	BBB- / Baa3 / BB+	21,744	11%	$407,684	11%	$18.75	9/30/2016
Petco	NR / Caa1 / B	15,619	8%	$281,142	7%	$20.00	1/31/2017
Subtotal / Wtd. Avg.		143,869	74%	$2,554,843	66%	$17.76

Other Tenants		49,432	26%	$1,296,124	34%	$26.22	Various
Vacant Space		0	0%	$0	0%	$0.00
Total / Wtd. Avg.		193,301	100%	$3,850,967	100%	$19.92

(1)  Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

© 2012 Morgan Stanley

MSC 2012-C4

Mortgage Loan No. 10 – United HealthCare Services

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	13625 & 13675 Technology Drive
Original Balance:	$32,500,000				Eden Prairie, MN 55344
Cut-off Date Balance:	$32,500,000			General Property Type:	Office
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Net Rentable Area:	473,325 SF
Borrower Name(s):	TBD			Cut-off Date Balance Per Unit/SF:	$69 per SF
Sponsor:	AG Net Lease Realty Fund II L.P.			Balloon/ARD Balance Per Unit/SF:	$63 per SF
Mortgage Rate:	4.900%			Year Built / Year Renovated:	2001 / 2011
Note Date:	TBD			Title Vesting:	Fee
First Payment Date:	4/1/2012			Property Manager:	Borrower/Owner Managed
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2022			UW Revenues:	$3,326,004
IO Period:	60 months			UW Expenses:	$66,520
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,259,484
Seasoning:	0 months			UW NCF:	$3,141,153
Original Amortization Term:	360 months			UW NOI DSCR:	1.57x
Loan Amortization Type:	IO, Amortizing Balloon			UW NCF DSCR:	1.52x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (24); DEF (93); O(3)			UW NCF Debt Yield:	9.7%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	10.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	None			Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$50,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/26/2012
Tax Reserves(1):	$0	$0	NAP	Cut-off Date LTV Ratio:	65.0%
Insurance Reserves(1):	$0	$0	NAP	LTV Ratio at Maturity/ARD:	52.1%
Replacement Reserves(1):	$0	$0	NAP	Occupancy Rate (As of):	100.0% (2/6/2012)
TI/LC Reserves:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	NAP
Other Reserves:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	NAP

(1)	The United HealthCare Services tenant pays taxes and insurance directly and is responsible for all maintenance and repairs.

The United HealthCare Services Property is class “A” suburban office campus consisting of three 3-story office buildings containing 473,325 sq. ft. located in Eden Prairie, Minnesota.  The United HealthCare Services sponsor purchased the property in December 2011 for approximately $50 million.  The United HealthCare Services Property, which was built in 2001 and renovated in 2011, is currently 100% leased by United HealthCare Services, Inc.  United HealthCare Services, Inc. is on a 12-year lease expiring December 31, 2023 at an annual rental rate of $6.60 per sq. ft. with 2.5% annual rent increases and five three-year renewal options.

United HealthCare Services, Inc. is a wholly owned subsidiary of UnitedHealth Group Incorporated (NYSE: UNH).  UnitedHealth Group Incorporated is rated “A-” by Fitch, “A3” by Moody’s and “A-” by S&P.  UnitedHealth Group Incorporated is a leading healthcare company providing comprehensive healthcare services through six segments, including: UnitedHealthcare Employer & Individual, UnitedHealthcare Medicare & Retirement, UnitedHealthcare Community & State, OptumHealth, Optumsight and OptumRx, to over 75 million people worldwide.  The United HealthCare Services Property will serve as the headquarters for the Optum business line, which through a combination of the three Optum segments forms a leading information and technology-enabled health services business that through its 30,000 combined workforce, serves the entire health ecosystem, including nearly 250,000 health professionals and physician practices, 6,200 hospitals and facilities, more than 270 state and federal government agencies, over 2,000 health plans, two of every five FORTUNE 500 employers, more than 400 global life sciences companies and one in every five U.S. consumers.

The United HealthCare Services Property is located in Eden Prairie south of State Highway 5 and west of U.S. Highway 169 approximately 16 miles northeast of the Minneapolis central business district in the Minneapolis-St. Paul-St. Cloud, MN-WI combined statistical area.  As of 2011, the estimated population within a one-, three-, and five-mile radius of the United HealthCare Services Property was approximately 9,818, 55,765 and 138,189 respectively.  As of 2011, the estimated average household income within a one-, three-, and five-mile radius of the United HealthCare Services Property was approximately $87,314, $114,592 and $113,379, respectively.

The United HealthCare Services sponsor, AG Net Lease Fund II, is an affiliate of Angelo Gordon & Co.  Angelo Gordon & Co. is a privately held registered investment advisor dedicated to alternative investing.  Angelo Gordon & Co. was founded in 1988 and currently manages approximately $22 billion.  Angelo Gordon & Co. has acquired over $13.0 billion in real estate assets since 1993.

© 2012 Morgan Stanley